Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contacts:	Alan Caminiti 914-701-8400 (Media)
Dan Loh 914-701-8210 (Investors)

Atlas Air Worldwide Holdings, Inc.
Comments On Preliminary Unaudited
Business and Financial Measures For 2004

Expects Improved Revenues, Operating Income Versus Plan and 2003 Results

Company Also Highlights Strategic Initiatives

Purchase, N.Y., February 14, 2005 - Atlas Air Worldwide Holdings, Inc. (AAWW) (OTC: AAWWV.PK), a leading provider of global air cargo services, today provided preliminary unaudited estimates for the year ended December 31, 2004, for certain business and financial measures tracked by management in evaluating the performance of its business.

AAWW completed a financial restructuring and emerged from Chapter 11 bankruptcy proceedings in July 2004. The Company expects to file its annual report on Form 10-K for the year 2004 as soon as practicable, but not prior to May 2005. The preliminary business and financial measures disclosed today are intended to assist AAWW stockholders to better understand the Company’s 2004 performance prior to the completion of its audited financial statements for the full year.

AAWW expects to report operating income for the full year 2004 in the range of $56 million to $74 million, an improvement of about $10 million to $28 million compared with operating income of $46 million in the 2004 Business Plan set forth in AAWW’s Second Amended Disclosure Statement filed with the Securities and Exchange Commission on Form 8-K on July 26, 2004 (the“Plan”). It also represents an improvement of approximately $62 million to $80 million compared with an operating loss of $6 million for the full year 2003. Excluding the impact of pre-petition reorganization costs, operating income in 2004 is expected to total $70 million to $83 million.

Commenting on AAWW’s performance during 2004, President and Chief Executive Officer Jeffrey H. Erickson said:

“We are pleased by the anticipated improvement in our operating profitability for 2004. It is a function of the financial and operational restructuring efforts that we initiated in 2003 and continued in 2004 as well as the general improvement in demand for global air cargo services in 2004.

“The improvements in our underlying financial and operating performance are further demonstrated by our EBITDAR and EBITDA results. Going forward, however, we know that we must continue to strengthen our business and improve our processes, including our internal financial controls.”

Revenues for the full year are expected to total about $1,414 million, $258 million greater than Plan revenues of $1,156 million and $30 million greater than revenues of $1,384 million in 2003. Operating expenses are expected to be in the range of $1,340 million to $1,358 million in 2004, $230 million to $248 million above Plan, but $32 million to $50 million lower than in 2003. Operating expenses in 2004 are expected to include between $9 million and $14 million of reorganization costs, as well as approximately $10 million in other operating expenses that management does not expect to incur in the future. None of these items, which total about $19 million to $24 million, were included in the Plan.

AAWW also expects to report results ranging from a pretax loss of $1 million to pretax income of $21 million for the full year 2004, including a net benefit of $8 million to $15 million for debt forgiveness, reorganization costs and fresh-start accounting adjustments associated with its Chapter 11 restructuring. Excluding the net benefit, AAWW expects to realize between $9 million of pretax loss and $6 million of pretax income for the year.

In contrast with the outlook for pretax income in 2004, the Plan anticipated a pretax loss of $32 million compared with a pretax loss of $101 million in 2003. Excluding net reorganization expenses of $36 million in the Plan and $44 million incurred in 2003, Plan pretax income would have been $4 million versus a pretax loss of $57 million in 2003.

With respect to non-GAAP measures frequently used by management to analyze its results, AAWW anticipates full-year 2004 EBITDAR (earnings before interest, taxes, depreciation, amortization, aircraft rent expense, and reorganization expense) in the range $266 million to $278 million compared with Plan EBITDAR of $225 million and 2003 EBITDAR of $281 million. In addition, the Company anticipates full-year EBITDA (earnings before interest, taxes, depreciation, amortization and reorganization expense) of approximately $123 million to $136 million versus Plan EBITDA of $84 million and 2003 EBITDA of $98 million.

Strategic Measures

“Going forward, our goal is to be the world’s most capable, efficient and diversified operator of long-haul freighter aircraft,”noted Mr. Erickson.“Our focus will continue to be on optimizing the allocation of assets among our four business lines in order to maximize profitability and minimize risk.

“We still face a number of significant challenges, ” he continued, “and we are undertaking a number of strategic measures to restore and to sustain our profitability and to rebuild stockholder value.”

Specific strategic initiatives being pursued by AAWW include:

  Optimizing the Scheduled Service segment network so that this business segment can ultimately reach profitability;
  Continuing efforts to reduce overhead and operating costs;
  Improving operations by overhauling procedures in several key facets of flight operations, ground operations, and maintenance;
  Selectively disposing of unproductive assets, which may include aging aircraft;
  Pursuing growth opportunities, which may include forming strategic alliances with synergistic carriers and offering customers new services and fleet types; and
  Continuing efforts to maximize the Company’s financial flexibility, which may include refinancing certain indebtedness.
2004 Performance Highlights Versus Plan

Each of AAWW’s four main operating segments, ACMI Lease Contracts, Scheduled Service, Military (AMC) Charters, and Commercial Charters, is expected to achieve better than planned operating revenues in 2004. The revenue improvement is expected to be a function of increases in block-hour activity in the ACMI and AMC segments and improvement in yields in all of the operating segments, including a 15% improvement in Scheduled Service RATM (revenue per available ton mile) versus Plan. With total block-hour activity expected to increase approximately 13%, and with the average number of operating aircraft up about 4%, overall aircraft utilization is anticipated to improve compared with Plan.

Other revenues, which primarily reflect income from dry leased aircraft, are expected to increase by approximately $14 million, or 44%, versus Plan. The expected improvement in Other Revenue is primarily due to the reclassification of sublease revenues related to AAWW’s dry leasing activities. The Plan had assumed certain dry lease income would be an offset to aircraft rent expense; instead, that dry lease income has been recorded in Other Revenue (reflecting the restructuring of several financing agreements, previously classified as operating leases, relating to aircraft in which AAWW has acquired an ownership interest). The effect of this reclassification is to improve operating revenue and increase aircraft rent expense, improving EBITDAR, but it has no net effect on operating or pretax income.

Approximately 44% of the increase in total operating expenses compared with Plan is expected to relate to increased fuel expense, and about 4% to 6% is expected to relate to reorganization costs included in operating expenses. In addition, maintenance and other direct operating expenses are anticipated to increase in conjunction with the 13% increase in block-hour activity versus Plan. Notwithstanding the increase in fuel and other operating expenses, the anticipated increase in operating revenues in 2004 is expected to result in an improvement in overall operating profitability versus Plan.

Ownership expenses during 2004, including aircraft rent, depreciation, and interest expense, reflect the impact of the Chapter 11 bankruptcy reorganization and the expected impact of fresh-start accounting adjustments following AAWW’s exit from bankruptcy in July 2004. As a consequence of the reorganization, certain aircraft that were previously accounted for as operating leases have been reclassified and are now treated as capital leases or owned aircraft. The Plan for 2004 included an assumption that these aircraft would continue to be treated as operating leases. This reclassification has had the impact of increasing interest expense and reducing aircraft rent expense. Interest expense is also expected to increase due to the impact of fresh-start accounting, reflecting market-value adjustments to debt that will flow through interest expense. The expected net increase in aircraft rent expense versus Plan is partially attributable to the reclassification of dry lease income that the 2004 Plan had assumed would offset aircraft rent expense; this dry lease income has been recorded as Other Revenue.

2004 Performance Highlights Versus 2003

Both an improvement in operating revenues and a reduction in operating expenses are expected to contribute to a significant improvement in AAWW’s operating income in 2004 compared with 2003.

Operating revenues for the year ended December 31, 2004, gained on strong contributions from AAWW’s Scheduled Service and ACMI segments, offset in part by lower revenues in the military (AMC) and commercial charter segments.

Operating revenues during 2004 reflect block-hour activity that totaled 153,979 hours for the year, down 3% from 2003. The modest decline in block hours contrasts with a sharp 16% reduction in average operating aircraft during the year, principally due to the rejection and return of aircraft in conjunction with AAWW’s restructuring.

In the Scheduled Service segment, revenues benefited from higher yields, improved unit revenue, and an increased load factor.

In addition, the Scheduled Service segment commenced operations in China in December 2004 under a route authority granted to AAWW by the U.S. Department of Transportation in October 2004. With six weekly frequencies from the United States to China, increasing to nine frequencies in March 2005, AAWW anticipates that its Chinese operations will improve the profitability of its Scheduled Service business.

In ACMI, both an increase in the volume of ACMI leasing activity and an improvement in contract lease rates contributed to the expansion in ACMI revenues. The decline in AMC Charter revenues was primarily due to a reduction in the volume of charter flights requested by the military compared with higher activity in 2003 associated with the buildup to the military conflict in Iraq, partly offset by an increase in AMC charter rates. Despite an overall improvement in air cargo demand in 2004, Commercial Charter revenues decreased due to a reduction in available capacity caused by a combination of increased ACMI flying and a reduction in AAWW’s total operating fleet as a result of the Chapter 11 bankruptcy reorganization.

Complementing the improvement in operating revenues, operating expenses declined in 2004 versus 2003. Lower aircraft rents and depreciation, travel expenses, reductions in other operating expenses, and lower pre-petition costs and related professional fees were partly offset by increases in maintenance, materials and repairs, aircraft fuel, and other items. Higher maintenance costs were principally due to an expected increase in the number of airframe D-check overhaul events versus 2003. Increased fuel expense largely reflected a higher fuel price environment.

Cash and Equivalents

Cash and cash equivalents totaled about $134 million at December 31, 2004, an improvement of $41 million over both the 2004 Plan balance of $93 million and the 2003 balance of $93 million.

In the third quarter of 2004, AAWW fully repaid its outstanding DIP (Debtor-in-Possession) loan borrowings of $18 million from existing cash on hand. Also in the third quarter, AAWW transferred $20 million from cash on hand into the Polar Creditor Trust, a segregated interest-bearing account established for the benefit of allowed general unsecured claims against the Company’s wholly owned Polar Air Cargo, Inc. subsidiary, as required by AAWW’s Plan of Reorganization. Balances currently in the Polar Creditor Trust are not included in, and are not treated as, cash and cash equivalents by AAWW. Forecast cash balances in the 2004 Plan did not contemplate the $20 million funding of the Polar Creditor Trust. The Plan also assumed that AAWW would draw on a new exit credit facility to replenish the cash used for repayment of the $18 million DIP facility.

Notice Regarding Preliminary Estimates

AAWW cautions readers not to place undue reliance upon the business and financial measure estimates in this release and in the accompanying tables, which are unaudited. AAWW’s independent public accountants, Ernst & Young LLP, will be conducting an audit of AAWW’s financial statements for the year ended December 31, 2004, but such audit has not commenced.

The financial information contained in this release and in the accompanying tables is limited to certain items from AAWW’s financial statements. This release does not contain certain of the business and financial information that an investor may consider important, nor does it contain all of the information required to be included in financial statements by generally accepted accounting principles (GAAP), required to be included in annual or quarterly financial reports filed pursuant to the Securities Exchange Act of 1934, or required by any other prescribed form or format.

The preliminary unaudited estimates released today are subject to adjustment in connection with the conduct of AAWW’s continued review of the 2004 financial statements and the audit of its financial statements. For these reasons, among others, the business and financial information in the commentary and in the accompanying tables may not be indicative of AAWW’s financial statements in reports that would be required to be filed pursuant to the Securities Exchange Act of 1934.

About Non-GAAP Financial Measures

To supplement AAWW’s financial statements presented in accordance with GAAP, AAWW uses certain non-GAAP financial measures in evaluating the performance of its business. These non-GAAP measures include EBITDAR and EBITDA, each excluding pre-petition and post-petition reorganization costs.

AAWW’s management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and liquidity and in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to AAWW’s historical operating results.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves major trade lanes of the world.

Through both of its principal subsidiaries, AAWW also provides commercial and military charter services.

This release contains“forward-looking statements”within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from those forward-looking statements with respect to our preliminary financial reporting for 2004 include, but are not limited to, the following: receipt of additional information impacting AAWW’s 2004 results, further analysis of revenues and expenses in 2004, changes in the preliminary allocation of items of revenue and expense between operating and reorganization classifications and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

Factors that could cause actual results to differ materially from those forward-looking statements with respect to other matters include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the ability of the companies to continue as going concerns; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to remedy weaknesses in our internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; the market acceptance of AAWW’s new common stock; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading“Risk Factors”in the Current Report on Form 8-K filed by AAWW with the Securities and Exchange Commission on February 10, 2005 and in the Plan, which is set forth in the Current Report on Form 8-K filed by AAWW with the Securities and Exchange Commission on July 26, 2004. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed.

The information contained in this release relates to AAWW’s anticipated business and financial performance in 2004. This information should not be construed as indicative of AAWW’s expected financial performance in 2005. AAWW is not providing guidance regarding its anticipated business and financial performance in 2005.

AAWW assumes no obligation to update the statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

     Atlas Air Worldwide Holdings
Business and Financial Measures
Preliminary Unaudited 2004 vs. Plan 2004

					Preliminary 2004 vs. Plan
	Pre. Unaudited			Plan
($ in Millions)	2004			2004	Increase/(Decrease)			Percent Change

OPERATING REVENUES
Scheduled Service	640	-	640	594	46	-	46	8%	-	8%
Charter Service	69	-	69	68	1	-	1	1%	-	1%
ACMI Lease Contracts	377	-	377	310	67	-	67	22%	-	22%
AMC Charter	283	-	283	152	131	-	131	86%	-	86%
Other Revenue	46	-	46	32	14	-	14	44%	-	44%

Total Operating Revenue	1,414	-	1,414	1,156	258	-	258	22%	-	22%

OPERATING EXPENSES
Maintenance, Materials and Repairs	233	-	231	210	23	-	21	11%	-	10%
Aircraft Fuel	353	-	349	245	108	-	104	44%	-	42%
Aircraft Rent	143	-	142	141	2	-	1	1%	-	1%
Depreciation	53	-	53	37	16	-	16	43%	-	43%
Pre-Petition Reorganization Costs	14	-	9	-	14	-	9	NM	-	NM
Other Op. Expenses	561	-	555	477	84	-	78	18%	-	16%

Total Operating Expenses	1,358	-	1,340	1,110	248	-	230	22%	-	21%

Operating Income (Loss)	56	-	74	46	10	-	28	22%	-	61%

Interest Expense, net	81	-	79	43	38	-	36	88%	-	84%
Other Non-Operating Expense (Income)	(2)	-	(2)	-	(2)	-	(2)	NM	-	NM
Reorganization items, net	(22)	-	(24)	36	(58)	-	(60)	(261%)	-	(267%)

Pretax Income/(Loss)	(1)	-	21	(32)	31	-	53	NM	-	NM

Ending Cash and Equivalents Balance	134	-	134	93	41	-	41	44%	-	44%

     Atlas Air Worldwide Holdings
Business and Financial Measures
Preliminary Unaudited 2004 vs. Audited 2003

					Preliminary 2004 vs. 2003
	Pre. Unaudited			Audited
($ in Millions)	2004			2003	Increase/(Decrease)			Percent Change

OPERATING REVENUES
Scheduled Service	640	-	640	524	116	-	116	22%	-	22%
Charter Service	69	-	69	87	(18)	-	(18)	(21%)	-	(21%)
ACMI Lease Contracts	377	-	377	305	72	-	72	24%	-	24%
AMC Charter	283	-	283	430	(147)	-	(147)	(34%)	-	(34%)
Other Revenue	46	-	46	37	9	-	9	24%	-	24%

Total Operating Revenue	1,414	-	1,414	1,384	30	-	30	2%	-	2%

OPERATING EXPENSES
Maintenance, Materials
and Repairs	233	-	231	198	35	-	33	18%	-	17%
Aircraft Fuel	353	-	349	326	27	-	23	8%	-	7%
Aircraft Rent	143	-	142	183	(40)	-	(41)	(22%)	-	(22%)
Depreciation	53	-	53	60	(7)	-	(7)	(12%)	-	(12%)
Pre-Petition Reorganization
Costs	14	-	9	44	(30)	-	(35)	(68%)	-	(80%)
Other Op. Expenses	561	-	555	578	(17)	-	(23)	(3%)	-	(4%)

Total Operating Expenses	1,358	-	1,340	1,390	(32)	-	(50)	(2%)	-	(4%)

Operating Income (Loss)	56	-	74	(6)	62	-	80	NM	-	NM

Interest Expense, net	81	-	79	94	(13)	-	(15)	(14%)	-	(16%)
Other Non-Operating
Expense (Income)	(2)	-	(2)	1	(3)	-	(3)	(300%)	-	(300%)
Reorganization items, net	(22)	-	(24)	-	(22)	-	(24)	NM	-	NM

Pretax Income/(Loss)	(1)	-	21	(101)	100	-	122	NM	-	NM

Ending Cash and Equivalents
Balance	134	-	134	93	41	-	41	44%	-	44%

     Atlas Air Worldwide Holdings
Business and Financial Measures
Reconciliation to Non-GAAP Measures
Preliminary Unaudited 2004 vs. Plan 2004

					Preliminary 2004 vs. 2003
	Pre. Unaudited			Plan
($ in Millions)	2004			2004	Increase/(Decrease)			Percent Change

Pretax Income/(Loss)	(1)	-	21	(32)	31	-	53	NM	-	NM

Reorganization items, net	(22)	-	(24)	36	(58)	-	(60)	(261%)	-	(267%)
Pre-Petition Reorganization Costs	14	-	9	-	14	-	9	NM	-	NM

Pretax Income (loss) before
Reorganization Costs	(9)		6	4	(13)	-	2	(325%)	-	50%

Interest Expense, net	81	-	79	43	38	-	36	88%	-	84%
Other Non-Operating Expense (Income)	(2)	-	(2)	-	(2)	-	(2)	NM	-	NM

Operating Income (loss) before Non-
Operating and Reorganization Costs	70		83	47	23	-	36	49%	-	77%

Depreciation	53	-	53	37	16	-	16	43%	-	43%

EBITDA	123		136	84	39	-	52	46%	-	62%

Aircraft Rent	143	-	142	141	2	-	1	1%	-	1%

EBITDAR	266		278	225	41	-	53	18%	-	24%

     Atlas Air Worldwide Holdings
Business and Financial Measures
Reconciliation to Non-GAAP Measures
Preliminary Unaudited 2004 vs. Audited 2003

					Preliminary 2004 vs. 2003
	Pre. Unaudited			Audited
($ in Millions)	2004			2003	Increase/(Decrease)			Percent Change

Pretax Income/(Loss)	(1)	-	21	(101)	100	-	122	NM	-	NM

Reorganization items, net	(22)	-	(24)	-	(22)	-	(24)	NM	-	NM
Pre-Petition Reorganization Costs	14	-	9	44	(30)	-	(35)	(68%)	-	(80%)

Pretax Income (loss) before Reorganization
Costs	(9)	-	6	(57)	48	-	63	NM	-	NM

Interest Expense, net	81	-	79	94	(13)	-	(15)	(14%)	-	(16%)
Other Non-Operating Expense (Income)	(2)	-	(2)	1	(3)	-	(3)	(400%)	-	(400%)

Operating Income (loss) before Non-
Operating and Reorganization Costs	70		83	38	32	-	45	84%	-	118%

Depreciation	53	-	53	60	(7)	-	(7)	(12%)	-	(12%)

EBITDA	123		136	98	25	-	38	26%	-	39%

Aircraft Rent	143	-	142	183	(40)	-	(41)	(22%)	-	(22%)

EBITDAR	266		278	281	(15)	-	(3)	(5%)	-	(1%)

     Atlas Air Worldwide Holdings
Preliminary System Statistics & Traffic Results
2004 vs. 2004 Plan and 2003

				Percent Change

OPERATING STATISTICS	2004	Plan 2004	2003	Plan 2004		2003

Operating Fleet (average aircraft)
Aircraft count (1)	37.7	36.3	45.0	4%		(16%)

Block Hours
Scheduled Service	55,111	56,672	54,217	(3%)		2%
Charter Service	4,973	6,559	7,957	(24%)		(38%)
ACMI Lease Contracts	70,343	59,327	58,536	19%		20%
AMC Charter	22,376	13,200	34,959	70%		(36%)
Other Product	-	-	1,495	NM		(100%)
Non Revenue	1,176	784	1,524	50%		(23%)

Total Block Hours	153,979	136,542	158,688	13%		(3%)

Scheduled Service Traffic
RTM's (millions)	2,021.9	1,975.7	1,843.9	2%		10%
ATM's (millions)	3,222.9	3,456.9	3,253.2	-7%		-1%
RATM (cents) (2)	19.8	17.2	16.1	15%		23%
RTM Yield (cents) (3)	31.6	30.1	28.4	5%		11%
Load Factor	62.7%	57.2%	56.7%	5.6	pts	6.1	pts

(1) Operating Fleet excludes the following aircraft count
that were dry leased or parked:
Dry Leased	4.0	4.9	3.7	-18%		8%
Parked	3.3	2.1	3.3	57%		0%

(2)	RATM represents scheduled service revenue dollars per available ton mile

(3)	RTM Yield represents scheduled service revenue dollars per revenue ton mile